Exhibit 10.20

Execution Version

SECURITY AND PLEDGE AGREEMENT

    THIS SECURITY AND PLEDGE AGREEMENT (this “Agreement”) is entered into as of March 9, 2026 among the parties identified as “Obligors” on the signature pages hereto and such other parties that may become Obligors hereunder after the date hereof (each individually an “Obligor” and collectively the “Obligors”), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the holders of the Obligations.

RECITALS

WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof (as amended, modified, supplemented, increased, extended, restated, refinanced and replaced from time to time, the “Credit Agreement”) among American Public Education, Inc., a Delaware corporation (the “Borrower”), the Guarantors identified therein, the Lenders identified therein and PNC Bank, National Association, in its capacity as the Administrative Agent, Swingline Loan Lender and an Issuing Lender, the Lenders have agreed to make Loans and each Issuing Lender has agreed to issue Letters of Credit upon the terms and subject to the conditions set forth therein; and

    WHEREAS, this Agreement is required by the terms of the Credit Agreement.

    NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1.    Definitions.

    (a)    Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect from time to time in the State of New York except as such terms may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply (the “UCC”): Accession, Account, Adverse Claim, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Company Security, Investment Property, Letter-of-Credit Right, Manufactured Home, Money, Payment Intangibles, Proceeds, Securities Account, Securities Intermediary, Security Entitlement, Security, Software, Supporting Obligation and Tangible Chattel Paper.

(b)    In addition, the following terms shall have the meanings set forth below:

“Collateral” has the meaning provided in Section 2 hereof.

        “Copyright License” means any written agreement, naming any Obligor as licensor, granting any right under any Copyright.

        “Copyrights” means (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office, and (b) all renewals thereof.

“Excluded Control Accounts” means any deposit account, securities account or commodity account (a) which is an Excluded Account and (b) other accounts with a balance not in excess of (x) $5,000,000 on an individual basis and (y) $25,000,000 on an aggregate basis.

“Excluded Equity Interests” means (a) voting Equity Interests constituting an amount greater than 65% of the total voting Equity Interests of any Foreign Subsidiary or Foreign Holding Company that is owned directly by a Loan Party, (b) Equity Interests of any Immaterial Domestic Subsidiary (other than an Immaterial Domestic Subsidiary that is a Loan Party) to the extent that a security interest therein cannot be perfected by the filing of a UCC-1 financing statement, (c) Equity Interests of any Subsidiary that is a captive insurance company or not-for-profit Subsidiary, (d) Equity Interests of any Subsidiary acquired pursuant to a Permitted Acquisition or other permitted Investment the pledge of which is restricted pursuant to Indebtedness permitted under Section 9.1 of the Credit Agreement and (e) Equity Interests in any Person (other than a Loan Party or any of its wholly-owned Subsidiaries) to the extent (but only for so long as) the pledge thereof to the Administrative Agent is not permitted by the terms of such Person’s organizational or joint venture documents or would require the consent of one or more third parties (other than a Loan Party or a Subsidiary thereof) that has not been obtained (after giving effect to the applicable anti-assignment provisions of the UCC or other Requirements of Law).
“Excluded Property” means (a) any owned or leased real property, (b) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable United States law; provided, that, upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall no longer constitute “Excluded Property” and shall be considered Collateral, (c) any permit, lease, license, contract or other agreement if the grant of a security interest in such permit, lease, license, contract or other agreement in the manner contemplated by the Collateral Documents, under the terms thereof or under applicable Law, is prohibited or would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Loan Party’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided, that, (i) any such limitation described in this clause (c) on the security interests granted under the Collateral Documents shall only apply to the extent that any such prohibition is not rendered ineffective pursuant to the Uniform Commercial Code or any other applicable Law or principles of equity and (ii) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable Law, permit, lease, license, contract or other agreement, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such permit, lease, license, contract or other agreement shall be automatically and simultaneously granted under the applicable Collateral Documents and such items shall be included as Collateral, (d) Excluded Accounts, (e) Receivables Assets sold in a Permitted Receivables Transaction, (f) motor vehicles, airplanes, vessels and other assets subject to certificates of title or ownership to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement, (g) [reserved] (h) Commercial Tort Claims with a value of less than $5,000,000, (i) any assets to the extent the creation or perfection of pledges thereof, or security interests therein, would reasonably be expected to result in material adverse tax consequences to the Borrower or its Subsidiaries, as reasonably determined by the Borrower in consultation with the Administrative Agent, (j) any asset subject to a Lien of the type permitted by Section 9.2(d) of the Credit Agreement or permitted by Section 9.2(l) of the Credit Agreement (to the extent such Lien is of the type permitted by Section 9.2(d) of the Credit Agreement) or a Lien permitted by Section 9.2(g) of the Credit Agreement, in each case if, to the extent and for so long as the grant of a Lien thereon to secure the Obligations constitutes a breach of or a default under, or creates a right of termination in favor of any party (other than any Loan Party or a Subsidiary thereof) to , any agreement pursuant to which such Lien has been created (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the Uniform Commercial Code or any other applicable Law or principles of equity), other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition, (k) any asset if, to the extent and for so long as the grant of a Lien thereon to secure the Obligations is prohibited by any applicable Law, rule or regulation, or agreements with any Official Body (other than to the extent that any such prohibition would be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable Law) or which would require consent, approval, license or authorization from any Official Body or regulatory authority, unless such consent, approval, license or authorization has been received, (l) margin stock (within the meaning of Regulation U of the Board of Governors, as in effect from time to time) and (m) Excluded Equity Interests.

“Patent License” means any agreement, whether written or oral, providing for the grant by or to an Obligor of any right to manufacture, use or sell any invention covered by a Patent.

        “Patents” means (a) all letters patent of the United States or any other country and all reissues and extensions thereof, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof.

        “Permitted Liens” means Liens permitted by Section 9.2 of the Credit Agreement.

    “Pledged Equity” means, with respect to each Obligor, (a) one hundred percent (100%) of the issued and outstanding Equity Interests in each Domestic Subsidiary (other than an Excluded Subsidiary under clause (a) of the definition thereof) that is directly owned by such Obligor and (b) sixty-five percent (65%) of the issued and outstanding voting Equity Interests (and one hundred percent (100%) of the issued and outstanding non-voting Equity Interests) of each First Tier Foreign Subsidiary and each Foreign Holding Company, in each case that is directly owned by such Obligor, including the Equity Interests in the Subsidiaries owned by such Obligor as set forth on Schedule 1 hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

    (i)    all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

    (ii)    in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of an Obligor, subject to the limitations with respect to Equity Interests of a First Tier Foreign Subsidiary set forth above;

provided that the Pledged Equity shall not include any Excluded Equity.

“Quarterly Reporting Date” means each date that a Compliance Certificate is required to be delivered to the Administrative Agent pursuant to Section 8.12(c) of the Credit Agreement.

“Securities Act of 1933” shall mean the U.S. Securities Act of 1933 (15 U.S.C. §–77a et seq.), as amended and in effect from time to time, and any successor statute(s), together with any rules and regulations promulgated thereunder or in connection therewith, any rulings or orders issued by any applicable Official Body thereunder or in connection therewith, or the application or official interpretation of any of the foregoing.
“Trademark License” means any agreement, written or oral, providing for the grant by or to an Obligor of any right to use any Trademark.

    “Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise and (b) all renewals thereof.

    “Work” means any work that is subject to copyright protection pursuant to Title 17 of the United States Code.

    2.    Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, each Obligor hereby grants to the Administrative Agent, for the benefit of the holders of the Obligations, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”): (a) all Accounts; (b) all Chattel Paper; (c) those certain Commercial Tort Claims set forth on Schedule 2 hereto; (d) all Copyrights; (e) all Copyright Licenses; (f) all Deposit Accounts; (g) all Documents; (h) all Equipment; (i) all Fixtures; (j) all General Intangibles; (k) all Goods; (l) all Instruments; (m) all Inventory; (n) all Investment Property; (o) all Letter-of-Credit Rights; (p) all Money; (q) all Patents; (r) all Patent Licenses; (s) all Payment Intangibles; (t) all Pledged Equity; (u) all Software; (v) all Supporting Obligations; (w) all Trademarks; (x) all Trademark Licenses; (y) all books and records related to any of the foregoing; and (z) all Accessions and all Proceeds of any and all of the foregoing. Notwithstanding anything to the contrary contained herein, (i) Collateral shall not include Excluded Property and (ii) the representations, warranties and covenants set forth herein shall not apply to any Excluded Property; provided, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral until the date, if ever, such property again becomes Excluded Property.

    The Obligors and the Administrative Agent, on behalf of the holders of the Obligations, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

    3.    Representations and Warranties. Each Obligor hereby represents and warrants to the Administrative Agent, for the benefit of the holders of the Obligations, that:

        (a)    Ownership. Each Obligor is the legal and beneficial owner of its Collateral or has other requisite rights in its Collateral and has the right to pledge, sell, assign or transfer the same. There exists no Adverse Claim with respect to the Pledged Equity of such Obligor.

        (b)    Security Interest/Priority. This Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the holders of the Obligations, in the Collateral of such Obligor and, when properly perfected by filing of a UCC-1 financing statement in the appropriate jurisdiction, shall constitute a valid and perfected, first priority security interest in such Collateral, to the extent that such security interest can be perfected by filing a financing statement under the UCC, free and clear of all Liens except for Permitted Liens. The taking of possession by the Administrative Agent of the certificated securities (if any) evidencing the Pledged Equity and all other Instruments constituting Collateral will perfect and establish the first priority of the Administrative Agent’s security interest in all the Pledged Equity evidenced by such certificated securities and such Instruments. With respect to any Collateral consisting of a Deposit Account, Security Entitlement or held in a Securities Account (other than Excluded Control Accounts), upon execution and delivery by the applicable Obligor, the applicable Securities Intermediary and the Administrative Agent of an agreement granting control to the Administrative Agent over such Collateral, the Administrative Agent shall have a valid and perfected, first priority security interest in such Collateral, subject to Permitted Liens.

        (c)    Types of Collateral. As of the date hereof, none of the Collateral consists of, or is the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or standing timber.

(d)    Accounts. To each Obligor’s knowledge (i) each Account of such Obligor and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by such Obligor (or is in the process of being delivered) or (B) services therefore actually rendered by such Obligor to the account debtor named therein, (iii) no Account of an Obligor is evidenced by any Instrument or Chattel Paper required to be pledged and delivered to the Administrative Agent pursuant to Section 4(a)(i) unless such Instrument or Chattel Paper has been endorsed over and delivered to, or submitted to the control of, the Administrative Agent, (iv) [reserved] and (v) except to the extent constituting an Account sold in a Permitted Receivables Transaction or where the assignment of any such right to payment is prohibited or limited by applicable law, regulations, administrative guidelines or contract, the right to receive payment under each Account is assignable.

(e)    Equipment and Inventory. With respect to any Equipment and/or Inventory of an Obligor, each such Obligor has exclusive possession and control of such Equipment and Inventory of such Obligor except for (i) Equipment leased by such Obligor as a lessee, (ii) Equipment or Inventory in transit with common carriers, (iii) Equipment out for repair or servicing or absent for other bona fide business purposes or (iv) Equipment or Inventory in the possession or control of a warehouseman, bailee or any agent or processor of such Obligor to the extent such Obligor has complied with Section 4(c). No Inventory of an Obligor is held by a Person other than an Obligor pursuant to consignment, sale or return, sale on approval or similar arrangement.

        (f)    Authorization of Pledged Equity. All Pledged Equity is duly authorized and validly issued, is fully paid and, to the extent applicable, nonassessable and is not subject to the preemptive rights, warrants, options or other rights to purchase of any Person, or equityholder, voting trust or similar agreements outstanding with respect to, or property that is convertible, into, or that requires the issuance and sale of, any of the Pledged Equity, except to the extent permitted under the Loan Documents.

        (g)    No Other Equity Interests, Instruments, Etc. As of the Closing Date, (i) no Obligor owns any certificated Equity Interests in any Subsidiary that are required to be pledged and delivered to the Administrative Agent hereunder other than as set forth on Schedule 1 hereto, (ii) no Obligor holds any Instruments, Documents or Tangible Chattel Paper required to be pledged and delivered to the Administrative Agent pursuant to Section 4(a)(i) of this Agreement other than as set forth on Schedule 1 hereto, and (iii) all such certificated Equity Interests will be delivered to the Administrative Agent within five (5) Business Days following the Closing Date (or such longer period of time as the Administrative Agent may agree), and all such certificates, Instruments, Documents and Tangible Chattel Paper have been delivered to the Administrative Agent as required hereunder.

        (h)    Partnership and Limited Liability Company Interests. Except as noted on Schedule 1 hereto, as of the Closing Date none of the Collateral consisting of an interest in a partnership or a limited liability company (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

        (i)    Consents; Etc. There are no restrictions in any certificate of incorporation (including any provisions or resolutions relating to Equity Interests), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or agreement among shareholders, owners, or other Persons governing any Pledged Equity or any other document related thereto which would limit or restrict (i) the grant of a Lien pursuant to this Agreement on such Pledged Equity, (ii) the perfection of such Lien or (iii) the exercise of remedies in respect of such perfected Lien in the Pledged Equity as contemplated by this Agreement. Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office, (iii) obtaining control to perfect the Liens in the Collateral created by this Agreement (to the extent required under Section 4(a) hereof), (iv) such actions as may be required by applicable Laws affecting the offering and sale of securities, (v) such actions as may be required by foreign applicable Laws affecting the pledge of the Pledged Equity of Foreign Subsidiaries and (vi) consents, authorizations, filings or other actions which have been obtained or made, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Official Body and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Obligor), is required for (A) the grant by such Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Obligor, (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required under Section 4(a) hereof) or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office) or (C) the exercise by the Administrative Agent or the holders of the Obligations of the rights and remedies provided for in this Agreement.

        (j)    Commercial Tort Claims. As of the Closing Date, no Obligor has any Commercial Tort Claims seeking damages in excess of $5,000,000 other than as set forth on Schedule 2 hereto.

(k)     Copyrights, Patents and Trademarks.

(i)    Schedule 3(k) hereto includes all registrations or applications for Copyrights, Patents and Trademarks and all material Copyright Licenses, Patent Licenses and Trademark Licenses owned by such Obligor in its own name, or to which any Obligor is a party, as of the date hereof.

(ii)    Except as could not reasonably be expected to have a Material Adverse Change, all registrations or letters pertaining to Copyrights, Patents and Trademarks have been duly and properly filed, and to any Obligor’s knowledge, each Copyright, Patent and Trademark of such Obligor is valid, subsisting, unexpired, enforceable and has not been abandoned.

(iii)    Except as set forth on Schedule 3(k) hereto, none of the Copyrights, Patents and Trademarks is the subject of any licensing or franchise agreement as of the date hereof.

(iv)    Except as could not reasonably be expected to have a Material Adverse Change, to such Obligor’s knowledge, no holding, decision or judgment has been rendered by any Official Body that would limit, cancel or question the validity of any Copyright, Patent or Trademark.

(v)    Except as could not reasonably be expected to have a Material Adverse Change, no action or proceeding is pending (A) seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark of any Obligor, or (B) that, if adversely determined, could reasonably be expected to adversely affect any Copyright, Patent or Trademark of any Obligor.

(vi)    Except for Permitted Liens and restrictions prohibiting the security interest hereunder contained in any agreement, instrument, deed or lease permitted by Section 9.16 of the Credit Agreement, no Obligor has made any assignment or agreement in conflict, in any material respect, with the security interest in the Copyrights, Patents or Trademarks of any Obligor hereunder.

(l)    Accounts. Schedule 3(l) identifies each Deposit Account and Securities Account of each Obligor on the date hereof, together with an indication of whether such account is an Excluded Control Account (and if so, which type of Excluded Control Account).

    4.    Covenants. Each Obligor covenants that until the occurrence of the Facility Termination Date, such Obligor shall:

        (a)    Instruments/Chattel Paper/Pledged Equity/Control.

        (i)    If any amount in excess of $1,500,000 in any individual instance, or in excess of $3,000,000 in the aggregate, payable under, or in connection with, any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, or if any property constituting Collateral with a value in excess of $1,500,000 in any individual instance, or in excess of $3,000,000 in the aggregate, shall be stored or shipped subject to a Document, ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession of such Obligor at all times or, if requested by the Administrative Agent to perfect its security interest in such Collateral, is delivered to the Administrative Agent duly endorsed in a manner reasonably satisfactory to the Administrative Agent. Such Obligor shall ensure that any Collateral consisting of Tangible Chattel Paper with a value in excess of the foregoing threshold is marked with a legend reasonably acceptable to the Administrative Agent indicating the Administrative Agent’s security interest in such Tangible Chattel Paper.

        (ii)    Deliver to the Administrative Agent, promptly upon the receipt thereof by or on behalf of an Obligor, all certificates and instruments constituting Pledged Equity. Prior to delivery to the Administrative Agent, all such certificates constituting Pledged Equity shall be held in trust by such Obligor for the benefit of the Administrative Agent pursuant hereto. All such certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a) hereto.

        (iii)    Execute and deliver all agreements, assignments, instruments or other documents (A) as reasonably requested by the Administrative Agent for the purpose of obtaining and maintaining control with respect to any Collateral consisting of (1) Investment Property (other than Excluded Control Accounts), (2) Letter-of-Credit Rights and (3) Electronic Chattel Paper, in each case, with a value in excess of $1,500,000 individually and $3,000,000 in the aggregate, and (B) to the extent required by Section 8.10 of the Credit Agreement with respect to Deposit Accounts or Securities Accounts (other than Excluded Control Accounts).

        (b)    Filing of Financing Statements, Notices, etc. Execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate subject to the limitations otherwise set forth herein (i) to assure to the Administrative Agent its security interests hereunder, including (A) such instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights for filing with the United States Copyright Office in the form of Exhibit 4(b)(i), (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Exhibit 4(b)(ii) hereto and (D) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Exhibit 4(b)(iii) hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. Furthermore, each Obligor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other person whom the Administrative Agent may designate, as such Obligor’s attorney in fact with full power and for the limited purpose to sign in the name of such Obligor any financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Administrative Agent’s reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until the occurrence of the Facility Termination Date. Each Obligor hereby agrees that any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to such Obligor wherever the Administrative Agent may in its sole discretion desire to file the same.

        (c)    Collateral Held by Warehouseman, Bailee, etc. If any Collateral with a value in excess of $5,000,000 is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Obligor (x) promptly (but in any event, no later than the next Quarterly Reporting Date) notify the Administrative Agent of such possession or control and (y) if the Administrative Agent so requests (i) notify such Person in writing of the Administrative Agent’s security interest therein, (ii) instruct such Person to hold all such Collateral for the Administrative Agent’s account and subject to the Administrative Agent’s instructions and (iii) use commercially reasonable efforts to obtain a written acknowledgment from such Person that it is holding such Collateral for the benefit of the Administrative Agent.

        (d)    Commercial Tort Claims. (i) Promptly, but in any event no later than the next Quarterly Reporting Date, forward to the Administrative Agent an updated Schedule 2 listing any and all Commercial Tort Claims by or in favor of such Obligor seeking damages in excess of $5,000,000 and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be reasonably required by the Administrative Agent, or required by Law to create, preserve, perfect and maintain the Administrative Agent’s security interest in any such Commercial Tort Claims initiated by or in favor of any Obligor.

        (e)    [Reserved].

(f)    [Reserved].

(g)    Issuance or Acquisition of Equity Interests in Partnership or Limited Liability Company. Not without executing and delivering, or causing to be executed and delivered, to the

Administrative Agent such agreements, documents and instruments as the Administrative Agent may reasonably require (or as required under the Credit Agreement) promptly, but in any event no later than the next Quarterly Reporting Date following the issuance or acquisition thereof, issue or acquire any Pledged Equity consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

(h)    Intellectual Property.

(i)    (A) Except to the extent a failure to act could not reasonably be expected to have a Material Adverse Change, take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) of each material Copyright owned by an Obligor and to maintain each registration of each material Copyright owned by an Obligor including, without limitation, filing of applications for renewal where necessary; and (B) promptly (but in any event, no later than the next Quarterly Reporting Date) notify the Administrative Agent of any material infringement of any material Copyright of an Obligor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

(ii)    Not make any assignment or agreement in conflict with the security interest in the Copyrights of each Obligor hereunder (except as permitted by the Credit Agreement).

(iii)    Except to the extent a failure to act could not reasonably be expected to have a Material Adverse Change, take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Patent and Trademark, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

    5.    Authorization to File Financing Statements. Each Obligor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC (including authorization to describe the Collateral as “all personal property”, “all assets” or words of similar meaning).

    6.    Advances. On failure of any Obligor to perform any of the covenants and agreements contained herein, the Administrative Agent may, at its sole option and in its sole discretion, upon prior written notice (which may be concurrent), perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, (a) the payment of any insurance premiums, (b) the payment of any taxes, (c) a payment to obtain a release of a Lien or potential Lien, (d) expenditures made in defending against any adverse claim, (e) the payment of rent for any leased location of an Obligor and (f) all other expenditures which the Administrative Agent may make for the protection of the security hereof or which may be compelled to make by operation of Law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Obligations and shall bear interest from the date said amounts are expended at the rate set forth in Section 4.3 of the Credit Agreement. No such performance of any covenant or agreement by the Administrative Agent on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any Potential Default or Event of Default. The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

    7.    Remedies.

(a)    General Remedies. Upon the occurrence of an Event of Default and during continuance thereof, the Administrative Agent shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Obligations, or by Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Administrative Agent at the expense of the Obligors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by Law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for Money, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each Obligor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and, in the case of a sale of Pledged Equity, that the Administrative Agent shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933. Neither the Administrative Agent’s compliance with applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Obligors in accordance with the notice provisions of Section 12.5 of the Credit Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Obligor further acknowledges and agrees that any offer to sell any Pledged Equity which has been (A) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (B) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Administrative Agent may, in such event, bid for the purchase of such securities. The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable Law, any holder of Obligations may be a purchaser at any such sale. To the extent permitted by applicable Law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable Law, the Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Administrative Agent may further postpone such sale by announcement made at such time and place.

(b)    Remedies Relating to Accounts. Upon the occurrence of an Event of Default and during the continuance thereof, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, (i) each Obligor will promptly upon request of the Administrative Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent and (ii) the Administrative Agent shall have the right to enforce any Obligor’s rights against its customers and account debtors, and the Administrative Agent or its designee may notify any Obligor’s customers and account debtors that the Accounts of such Obligor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its own name or in the name of an Obligor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the holders of the Obligations in the Accounts. Each Obligor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent’s own convenience for application in accordance with Section 9 hereof and that such Obligor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. Neither the Administrative Agent nor the holders of the Obligations shall have any liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Furthermore, upon the occurrence of an Event of Default and during the continuance thereof, (i) the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Obligors shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications, (ii) upon the Administrative

Agent’s request and at the expense of the Obligors, the Obligors shall furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (iii) the Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Accounts.

(c)    Deposit Accounts and Securities Accounts. Upon the occurrence of an Event of Default and during continuance thereof, the Administrative Agent may (i) prevent withdrawals or other dispositions of funds in Deposit Accounts and Securities Accounts (other than Excluded Accounts) maintained with the Administrative Agent and (ii) exercise control pursuant to any control agreement governing a Deposit Account or Securities Account (other than Excluded Accounts) not maintained with the Administrative Agent.

(d)    Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall have the right to enter and remain upon the various premises of the Obligors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(e)    Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the holders of the Obligations to exercise any right, remedy or option under this Agreement, any other Loan Document, any other document relating to the Obligations, or as provided by Law, or any delay by the Administrative Agent or the holders of the Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the holders of the Obligations shall only be granted as provided herein. To the extent permitted by Law, neither the Administrative Agent, the holders of the Obligations, nor any party acting as attorney for the Administrative Agent or the holders of the Obligations, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Administrative Agent and the holders of the Obligations under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the holders of the Obligations may have.

(f)    Retention of Collateral. In addition to the rights and remedies hereunder, the Administrative Agent may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Obligations for any reason.

(g)    Deficiency; Surplus Proceeds; Avoidance Limitation. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the holders of the Obligations are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the rate set forth in Section 4.3 of the Credit Agreement, together with the costs of collection and the reasonable fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto. Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents or in any other documents relating to the Obligations, the obligations of each Obligor under the Credit Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any other applicable Debtor Relief Law (including any comparable provisions of any applicable state Law).

    8.    Rights of the Administrative Agent.

(a)    Power of Attorney. In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Administrative Agent, on behalf of the holders of the Obligations, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably until the Facility Termination Date and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

(i)    to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;

(ii)    to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii)    to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv)    to receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor on behalf of and in the name of such Obligor, or securing, or relating to such Collateral;

(v)    to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

    (vi)    to adjust and settle claims under any insurance policy relating thereto;

(vii)    to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and liens in the Collateral granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

(viii)    to institute any foreclosure proceedings with respect to the Collateral that the Administrative Agent may deem appropriate;

(ix)    to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(x)    to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may reasonably deem appropriate;

(xi)    to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Administrative Agent or one or more of the holders of the Obligations or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Section 7 hereof;

(xii)    to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(xiii)    to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(xiv)    to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; and

(xv)    to do and perform all such other lawful acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until the occurrence of the Facility Termination Date. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b)    Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Obligations to a successor Administrative Agent appointed in accordance with the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Administrative Agent under this Agreement in relation thereto.

(c)    The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the

Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.

(d)    Liability with Respect to Accounts. Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Administrative Agent nor any holder of Obligations shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any holder of Obligations of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any holder of Obligations be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

    (e)    Voting and Payment Rights in Respect of the Pledged Equity.

(i)    So long as no Event of Default shall exist (and, if an Event of Default shall exist, until the Borrower has received written notice from the Administrative Agent described in clause (ii) below), each Obligor may (A) exercise any and all voting and other consensual rights pertaining to the Pledged Equity of such Obligor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement and (B) receive and retain any and all dividends (other than stock distributions and dividends and other dividends constituting Collateral which are addressed hereinabove), principal or interest paid in respect of the Pledged Equity to the extent they are allowed under the Credit Agreement; and

(ii)    Upon the occurrence of an Event of Default and during the continuance thereof, upon the delivery of written notice (which may be concurrent) from the Administrative Agent to the Borrower, (A) all rights of an Obligor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i)(A) above shall cease and all such rights shall thereupon become vested in the Administrative Agent which shall then have the sole right to exercise such voting and other consensual rights (but the Administrative Agent shall have no duty to exercise any such voting or other consensual right and the Administrative Agent and the other Secured Parties shall not be liable for any failure to do so or delay in doing so), (B) all rights of an Obligor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (i)(B) above shall cease and all such rights shall thereupon be vested in the Administrative Agent which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments, and (C) all dividends, principal and interest payments which are received by an Obligor contrary to the provisions of clause (ii)(B) above shall be received in trust for the benefit of the Administrative Agent and the other holders of the Obligations, shall be segregated from other property or funds of such Obligor, and shall be forthwith paid over to the Administrative Agent as Collateral in the exact form received, to be held by the Administrative Agent as Collateral and as further collateral security for the Obligations.

(f)    Releases of Collateral. Without limiting the collateral release obligations set forth in Section 11.11 of the Credit Agreement, (i) if any Collateral (including without limitation, any Pledged Equity) shall be sold, transferred or otherwise disposed of by any Obligor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Obligor, shall promptly execute and deliver to such Obligor all releases and other documents, and take such other action, reasonably requested for the release of the Liens created hereby or by any other Collateral Document on such Collateral. (ii) The Administrative Agent may release any of the Pledged Equity from this Agreement or may substitute any of the Pledged Equity for other Pledged Equity without altering, varying or diminishing in any way the force, effect, Lien, pledge or security interest of this Agreement as to any Pledged Equity not expressly released or substituted, and this Agreement shall continue as a first priority Lien on all Pledged Equity not expressly released or substituted.

    9.    Application of Proceeds. Upon the acceleration of the Obligations pursuant to Section 10.2 of the Credit Agreement, any payments in respect of the Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any holder of the Obligations in Money or its equivalent, will be applied in reduction of the Obligations in the order set forth in Section 10.3 of the Credit Agreement.

    10.    Termination; Continuing Agreement.

(a)    This Agreement shall remain in full force and effect until the Facility Termination Date, at which time this Agreement and the Liens and security interests granted herein shall be automatically terminated and the Administrative Agent shall, upon the request and at the expense of the Obligors, forthwith provide evidence of the release of all of its Liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination.

(b)    Notwithstanding the forgoing clause (a), this Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any holder of the Obligations as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees, charges and disbursements) incurred by the Administrative Agent or any holder of the Obligations in defending and/or enforcing such reinstatement shall be deemed to be included as a part of the Obligations.

    11.    Amendments; Waivers; Modifications, Etc. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 12.1 of the Credit Agreement; provided that any update or revision to Schedule 2 hereof delivered by any Obligor (including pursuant to any Guaranty Joinder Agreement delivered in accordance with Section 20 hereof) shall not constitute an amendment for purposes of this Section 11 or Section 12.1 of the Credit Agreement.

    12.    Successors in Interest. This Agreement shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the holders of the Obligations hereunder, to the benefit of the Administrative Agent and the holders of the Obligations and their successors and permitted assigns.

    13.    Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 12.5 of the Credit Agreement.

    14.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

    15.    Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

    16.    Governing Law; Submission to Jurisdiction; Waiver of Venue; Service of Process; WAIVER OF JURY TRIAL. The terms of Section 12.11 of the Credit Agreement with respect to governing law, submission to jurisdiction, waiver of venue, service of process, and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

    17.    Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or remaining provisions hereof in any jurisdiction.

    18.    Entirety. This Agreement, the other Loan Documents and the other documents relating to the Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Obligations, or the transactions contemplated herein and therein.

    19.    Other Security. To the extent that any of the Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and continuation of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative

Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Obligations or any of the rights of the Administrative Agent or the holders of the Obligations under this Agreement, under any other of the Loan Documents or under any other document relating to the Obligations.

    20.    Joinder. At any time after the date of this Agreement, one or more additional Persons may become party hereto by executing and delivering to the Administrative Agent a Guaranty Joinder Agreement. Immediately upon such execution and delivery of such Guaranty Joinder Agreement (and without any further action), each such additional Person will become a party to this Agreement as an “Obligor” and have all of the rights and obligations of an Obligor hereunder and this Agreement and the schedules hereto and to the Credit Agreement, as applicable, shall be deemed amended and/or supplemented, as applicable, by such Guaranty Joinder Agreement.

    21.    Joint and Several Obligations of Obligors.

    (a)    Subject to subsection (c) of this Section 21, each of the Obligors is accepting joint and several liability hereunder, in consideration of the financial accommodation to be provided by the holders of the Obligations, of each of the Obligors and in consideration of the undertakings of each of the Obligors to accept joint and several liability for the obligations of each of them.

    (b)    Subject to subsection (c) of this Section 21, each of the Obligors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Obligors with respect to the payment and performance of all of the Obligations arising under this Agreement, the other Loan Documents and any other documents relating to the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Obligors without preferences or distinction among them.

    (c)    Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents or in any other documents relating to the Obligations, the obligations of each Obligor under the Credit Agreement, the other Loan Documents and the other documents relating to the Obligations shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any other Debtor Relief Law.

22.    Consent of Issuers of Pledged Equity. Each issuer of Pledged Equity party to this Agreement hereby acknowledges, consents and agrees to the grant of the security interests in such Pledged Equity by the applicable Obligors pursuant to this Agreement, together with all rights accompanying such security interest as provided by this Agreement and applicable law, notwithstanding any anti-assignment provisions in any operating agreement, limited partnership agreement or similar organizational or governance documents of such issuer.

23.    Acknowledgement. Section 12.14 of the Credit Agreement with respect to acknowledgement regarding any supported QFCs is incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[Remainder of page intentionally left blank; signature pages follow]

Each of the parties hereto has caused a counterpart of this Security and Pledge Agreement to be duly executed and delivered by its below duly authorized officer as of the date first written above.

OBLIGORS:                    AMERICAN PUBLIC EDUCATION, INC.,
                        a Delaware corporation

By:	/s/ Edward H. Codispoti
Name:	Edward H. Codispoti
Title:	Executive Vice President and Chief Financial Officer

AMERICAN PUBLIC UNIVERSITY SYSTEM, INC.,
                        a West Virginia corporation

By:	/s/ Edward H. Codispoti
Name:	Edward H. Codispoti
Title:	Executive Vice President and Chief Financial Officer

SECURITY AND PLEDGE AGREEMENT
AMERICAN PUBLIC EDUCATION, INC.

Accepted and agreed to as of the date first above written.

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Alexandre Terzi
Name:	Alexandre Terzi
Title:	Senior Vice President

SECURITY AND PLEDGE AGREEMENT
AMERICAN PUBLIC EDUCATION, INC.